EXHIBIT 4.1


          REGISTRATION RIGHT AGREEMENT - ALADDIN SYSTEMS HOLDINGS, INC

                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of April 19, 2004, by and between International Microcomputer Software, Inc., a California corporation (the "Company"), and Aladdin Systems Holdings, Inc., a Nevada corporation (the "Seller").

WHEREAS, pursuant to the terms of a Stock Purchase Agreement, dated as of January 20, 2004, by and between the Seller and the Company (the "Purchase Agreement"), the Company has agreed, as partial consideration for the acquisition by the Company from the Seller of 100% of the outstanding shares of capital stock of Aladdin Systems, Inc., to issue to the Seller two million three hundred seventeen thousand eight hundred eighty one (2,317,881) shares of unregistered common stock, no par value per share, of the Company (the "Shares"); and

WHEREAS, it is a condition to the closing of the Purchase Agreement that the Company and the Seller execute this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

DEFINITIONS

As used in this Agreement:

"Effectiveness Date" means with respect to the Registration Statement the earlier of the 90th day following the Filing Date and the date which is within five (5) days of the date on which the Commission informs the Company that the Commission (i) will not review the Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of the Registration Statement.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement; the term "Registrable Securities" means (i) the Shares and (ii) the shares of the Company's common stock issuable upon any stock split, stock dividend, recapitalization or similar event with respect to any such Shares.

"Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 2 hereof, whether or not any registration statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to such registration statement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Seller, if any, relating to the sale or disposition of the Registrable Securities pursuant to any registration statement filed pursuant to this Agreement.

COMPANY REGISTRATION

"Required Registration. On or prior to the 90th day after closing date (the "Filing Date") the Company shall prepare and file with the Commission a registration statement (the "Registration Statement") covering for resale all Registrable Securities. The Registration Statement shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date.

Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Seller in the written notice given pursuant to Section 2(a)(i). In such event, the right of the Seller to registration pursuant to this Section 2 shall be conditioned upon the Seller's participation in such underwriting and the inclusion of the Seller's Registrable Securities in the underwriting to the extent provided herein. The Seller shall (together with the Company and any other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 2, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by the Seller and any other stockholders of the Company participating in such registration (other than securities held by holders who by contractual right demanded such registration) shall be excluded from such registration and underwriting on a pro rata basis (based on the number of shares held) to the extent required by such limitation. If the Seller disapproves of the terms of any such underwriting, the Seller may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

EXPENSES OF REGISTRATION

All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and any and all Selling Expenses shall be borne by the Seller.

REGISTRATION PROCEDURES

In connection with the Company's registration obligations hereunder, the Company shall:

Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement on Form SB-2 (or if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2 such registration shall be on another appropriate form in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Seller (except if otherwise directed by the Seller), and cause the Registration Statement to become effective and remain effective as provided herein.

Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for a period of one hundred twenty (120) days; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period during which the Seller refrains from selling any securities included in such registration in accordance with the provisions set forth in Section 8 hereof (together the "Effectiveness Period"); (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Seller true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Seller thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented.

Notify the Seller of Registrable Securities to be sold and any Special Counsel as promptly as possible (and, in the case of (i)(A) below, not less than five
(5) business days prior to such filing) and (if requested by the Seller) confirm such notice in writing no later than one (1) business day following the day
(i)(A) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby cease to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company shall promptly furnish to Seller's counsel, if any, without charge,
(i) any correspondence from the Commission or the Commission's staff to the Company or its representatives relating to any Registration Statement and (ii) promptly after the same is prepared and filed with the Commission, a copy of any written response to the correspondence received from the Commission.

Cooperate with the Seller to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Seller may request at least two (2) Business Days prior to any sale of Registrable Securities.

INDEMNIFICATION

The Company will, notwithstanding any termination of this Agreement, indemnify the Seller and each of its officers, directors, agents, brokers, investment advisors and employees, and each person who controls any such Seller, the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law with respect to each registration which has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Seller and its directors and officers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Seller or underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c) hereof) and shall survive the transfer of the Registrable Securities by the Seller.

The Seller will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each other stockholder of the Company participating in such registration, and each of their respective officers, directors, and partners, and each person controlling such other stockholder, in each case, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by the Seller, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by the Seller therein not misleading, and will reimburse the Company and such other stockholders, directors, officers, members, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Seller.

Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything to the contrary contained herein, the Seller shall be liable or required to contribute under this Section 5(d) only that amount as does not exceed the net proceeds to the Seller as a result of the sale of Registrable Securities pursuant to the Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

The foregoing indemnity agreement of the Company and the Seller is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

INFORMATION BY THE SELLER

The Seller shall furnish to the Company such information regarding the Seller and the distribution proposed by the Seller as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

RULE 144 REPORTING

With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to:

      make and keep public information available as those terms are understood and defined in Rule 144 at all times;

      use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

      so long as the Seller owns any Registrable Securities, furnish to the Seller upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Seller may reasonably request and as is necessary for the Seller to avail itself of any rule or regulation of the SEC allowing the Seller to sell any such securities without registration. The Company further covenants that it will take such further action as the Seller may reasonably request, all to the extent required from time to time to enable such Seller to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

"MARKET STAND-OFF" AGREEMENT

The Seller agrees, if requested by the Company and an underwriter of common stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any common stock (or other securities) of the Company held by the Seller during the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act. If requested by the underwriters, the Seller shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 90-day period. The provisions of this Section 8 shall be binding upon any transferee who acquires Registrable Securities, whether or not such transferee is entitled to the registration rights provided hereunder.

TERMINATION

The registration rights set forth in this Agreement shall not be available to the Seller if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by the Seller could be sold in any 90-day period pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(k)).

FAILURE TO FILE REGISTRATION STATEMENT; REMEDIES.

The Company and the Seller agree that the Seller will suffer damages if the Registration Statement is not filed on or prior to the Filing Date and not declared effective by the Commission on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Period or if certain other events occur. The Company and the Seller further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, other than as permitted by Section 8 hereof, if (i) the Registration Statement is not filed on or prior to the Filing Date, or is not declared effective by the Commission on or prior to the Effectiveness Date, or
(ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 of the Securities Act within five (5) business days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission, or
(iv) trading in the Common Stock shall be suspended (except pursuant to suspension of trading on the OTC Bulletin Board, or other exchange on which the Company's stock is then listed) or if the Common Stock is delisted from the OTC Bulletin Board for any reason for more than three (3) business days in the aggregate, or (vi) the Company breaches any material covenant or other material term or condition to this Agreement, then the Company shall pay in cash as liquidated damages for such failure and not as a penalty to the Seller an amount per month (the "Liquidated Damages") equal to five percent (5%) of the value of the Registrable Securities. Payments to be made pursuant to this Section 10(a) shall be due and payable immediately upon demand. The parties agree that the Liquidated Damages represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Seller if the Registration Statement is not filed on or prior to the Filing Date or has not been declared effective by the Commission on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Period.

In the event of a breach by the Company or by the Seller of any of their obligations under this Agreement, the Seller or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Seller agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Seller in this Agreement or otherwise conflicts with the provisions hereof. Without limiting the generality of the foregoing, at no time during the Effectiveness Period shall the Company, without first having obtained the written consent of the Seller, grant to any person or entity the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Seller set forth herein, and are not otherwise in conflict with the provisions of this Agreement."

SECTION 13. MISCELLANEOUS

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State without regard to principles of conflicts of law.

Paragraph and Section Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Seller and to the Company at the addresses indicated on the signature page below, or to such other address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

Amendments. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by both of the parties hereto.

Assignment. Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by either party hereto except with the prior written consent of the other party hereto.

Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

SELLER - ALADDIN SYSTEMS HOLDINGS, INC.    COMPANY - INTERNATIONAL MICROCOMPUTER
                                                     SOFTWARE, INC.


/S/ JONATHAN KAHN                          /S/ MARTIN WADE III
------------------                         -------------------
 Jonathan Kahn                             Martin Wade III
 President                                 Chief Executive Officer
 245 Westridge Dr.                         100 Rowland Way, Suite 300
 Watsonville, CA 95076                     Novato, CA 94945-5037

 Fax:  (831) 761-6206                      Fax: (415) 897-2544